Exhibit 1.01

Trimble Navigation Limited

Conflict Minerals Report For The Year Ended December 31, 2015

The following conflict minerals report contains forward-looking statements about our plans to take additional actions or to implement additional policies or procedures with respect to our due diligence efforts to determine the origin of conflict minerals contained in our products. We undertake no obligation to publically update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report.

This is the Conflict Minerals Report of Trimble Navigation Limited for the 2015 calendar year in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended.

Rule 13p-1 requires that all public companies report annually on the presence of certain minerals, characterized as conflict minerals, including tin, tantalum, tungsten or gold (“3TG” or “conflict minerals”), in the products that they manufacture or contract to manufacture, and demonstrate the proper level of due diligence in determining whether these minerals originated from the Democratic Republic of the Congo or an adjoining country (collectively, “Covered Countries”) or from scrap or recycled sources and whether they directly or indirectly finance or benefit armed groups in the Covered Countries.

Introduction

Trimble provides technology solutions that enable professionals and field mobile workers to improve or transform their work processes. Our solutions, which can include a combination of hardware, software and services, are used across a range of industries including agriculture, architecture, civil engineering, construction, environmental management, government, natural resources, transportation and utilities. Representative Trimble customers include engineering and construction firms, contractors, surveying companies, farmers and agricultural companies, enterprise firms with large-scale fleets, energy, mining and utility companies, and state, federal and municipal governments.

We design and manufacture, or have manufactured on our behalf, thousands of different hardware products ranging across multiple business divisions within our key business segments of Engineering and Construction, Field Solutions, Mobile Solutions and Advanced Devices. Many of these hardware products, which are typically based upon positioning or location technologies, including GPS, lasers and optics, are built by our contract manufacturing partners.

Our contract manufacturing partners are responsible for significant material procurement, assembly, and testing. We generally manage product design and are involved in qualifying suppliers and key components used in our products. We are many levels removed from the mining or processing of minerals in our supply chain, however, and we do not directly source, or manage the sourcing of, raw materials, including conflict minerals.

Many of our hardware products are designed with printed circuit boards, connectors, sheet metal and other electrical mechanical assemblies that may contain conflict minerals. The components used in our products that contain these metals are required for the functionality of our products.

Trimble’s Conflict Minerals Program

Trimble is committed to sourcing components and materials from companies that share our values concerning human rights, ethics and environmental responsibility. Our Conflict Minerals Policy Statement is published on our public website at:

https://www.trimble.com/Corporate/Environmental_Compliance.aspx?tab=Conflict_Minerals_Policy_~_Disclosure.

Tracing conflict minerals back to their country of origin is a complex task that requires, among other things, surveying suppliers in our supply chain that may provide us components or materials containing 3TG, which we refer to as “in-scope suppliers,” to understand what programs they have in place for tracing the source of minerals included in products or components supplied to us. Trimble uses and requires its in-scope suppliers to use the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (“CMRT”) to identify whether they source 3TG from the Covered Countries or from recycled or scrap sources, and as a key part of our due diligence to determine the source and chain of custody of 3TG in the components and materials that are supplied to us.

For new suppliers, we provide an initial survey to assess their use of 3TG and determine whether they are in-scope suppliers. We have also established “Supplier Requirements for the Sourcing of Conflict Minerals,” which further describe our Conflict Minerals Program goals and expectations for our suppliers.

Reasonable Country of Origin Inquiry

Since conflict minerals are necessary to the functionality of many of our hardware products, we assessed our supply chain to identify in-scope suppliers and to filter out suppliers that do not provide us components or materials containing 3TG. We requested that in-scope suppliers provide us with information using the CMRT, which is the standardized, widely accepted reporting template developed by the CFSI. Based on the information obtained from suppliers, and given the nature of our extensive supply chain, we determined that it was necessary to exercise due diligence to determine the source and chain of custody of the conflict minerals contained in our products.

Trimble Due Diligence

We have designed our due diligence program to conform, in all material respects, with the framework in the “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition),” and the related supplements, published by the Organization for Economic Co-operation and Development. The following describes Trimble’s due diligence activities for the 2015 reporting year.

Step 1:	Establish strong company management systems

•	We have made our Conflict Minerals Policy, described above, publicly available on our website.

•	We have an established team that is responsible for administering our Conflict Minerals Program. Our team consists of personnel from our corporate operation’s quality department and is supported by our third party service provider, MetricStream. Our team works closely with representatives from our commodity and supply chain departments, as well as product managers, to address supplier risks and disclosure issues.

•	If suppliers are unresponsive or do not provide the requested information, we have a process for escalating the matter to increasingly senior levels of management and considering corrective actions for suppliers that do not meet our stated expectations.

•	We have established “Supplier Requirements for the Sourcing of Conflict Minerals,” which we communicate to our suppliers and require them to follow. We also engage suppliers by providing conflicts mineral training and orientation materials to assist our suppliers in completing the CMRTs, and email and help desk phone support to answer suppliers’ questions.

•	Our template terms of purchase require suppliers to assist us in complying with applicable provisions of Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act such as notifying us of their use of conflict minerals.

Step 2:	Identify and Assess Risk in the Supply Chain

•	We conducted a supplier risk assessment in two phases: (i) phase one was focused on suppliers that already existed in Trimble’s main corporate enterprise resource planning database and that had direct engagement with Trimble during the 2015 calendar year; and (ii) phase two focused on addressing suppliers that were not captured in Trimble’s main corporate ERP database, such as suppliers to Trimble’s legacy and newly acquired businesses.

•	We requested each in-scope supplier to complete and return a CMRT so that we could survey our supply chain and obtain information about the smelters and refiners (which we collectively refer to as “smelters” throughout this report), and mines or locations of origin, of the 3TG used in our products. We determined the CMRT, a standardized reporting template developed by the CFSI, as the best method for collecting information about Trimble’s suppliers in order to identify and assess risks.

•	We have a defined process for reviewing and evaluating CMRT responses, including procedures to address incomplete or vague answers and to follow up with suppliers, as necessary.

•	We identify any “high risk” suppliers that require additional attention by focusing on suppliers that: (i) list smelters in the Covered Countries that were not certified as conflict-free by the CFSI’s Conflict Free Smelter Program (“CFSP”); (ii) list smelters that are not recognized by the CFSP or another independent third party source; (iii) identify smelters that may be financed by a U.S.-embargoed or -sanctioned country; or (iv) are unresponsive or do not provide any smelter information.

Step 3:	Design and Implement a Strategy to Respond to Identified Risks

•	Working with MetricStream, Trimble was able to track all responses from suppliers and initially categorize surveyed suppliers according to whether they: (i) reported using only smelters outside of the Covered Countries or did not use 3TG at all, or (ii) required further investigation.

•	We obtained updated smelter status data from the CFSP through our membership with CFSI and compared supplier provided information against such data. Any smelter found not in compliance with the CFSP or equivalent independent third-party audit programs (such as the Tin Supply Chain Initiative List and the London Bullion Market Good Delivery Lists) were flagged.

•	Any smelter or supplier that Trimble identified as “high risk” underwent further investigation and was subject to additional risk mitigation requests by Trimble.

Step 4:	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

•	We are a member of the CFSI and rely on CFSI data to validate the conflict status of smelters to verify whether a smelter has been certified as “conflict free.”

•	We also utilize data from other independent third-party smelter audit programs and publicly available information to identify and assess the conflict status of smelters.

Step 5:	Report on supply chain due diligence

•	Our annual Conflict Minerals Reports are publicly accessible on our website.

•	We remind “high risk” suppliers of our expectations for the upcoming 2016 conflict minerals reporting period and emphasize our requirements and goals.

Results of Due Diligence

For the 2015 reporting period, we observed a significant increase in our supplier response rate, which we attribute to our partnering with MetricStream and improvements in our process for identifying in-scope suppliers and filtering out suppliers that do not provide us components or materials containing 3TG.

Based on the responses received from suppliers, we identified a total of 379 smelters as potential sources of 3TG in our supply chain. The table below categorizes these smelters based on their audit status with the CFSP or equivalent independent third party audit source. “Compliant Smelters” are those that have been certified as conflict-free. “Active Smelters” are smelters recognized by CFSI or another independent third party source but have not yet received certification. “Alleged Smelters” are those unknown to Trimble, CFSI or other third party sources to be recognized smelters.

Trimble Smelters Categorized By CFSI’s Master List and Other Third Party Sources
Metal:	Compliant Smelters:	Active Smelters:	Alleged Smelters:
Gold	79	46	12
Tantalum	46	1	6
Tin	59	29	41
Tungsten	34	15	11

Total:	218	91	70

Attached hereto as Schedule A is a list of the known Compliant and Active Smelters that we believe processed 3TG that may have been used in Trimble products during the 2015 reporting period. The smelter information is based on CFSI’s master list updated as of April 27, 2016.

Of the total number of smelters identified, 163 smelters had associated mine disclosure information that was provided to us by CFSI. From this information, we determined that 141 of those smelters did not source 3TG from the Covered Countries. We also determined that the remaining 22 smelters sourced 3TG from Covered Countries and were certified as “conflict-free” by CFSI.

Additionally, we identified 9 “high risk” suppliers based on their disclosure of smelters that may be financed by a U.S.-embargoed or -sanctioned country. After further investigation and requests for information, all such suppliers provided corrected CMRTs and additional documentation that confirmed such smelters were not used for any components or materials provided to Trimble.

Determination

Based on the measures we have taken, as described above, we do not have sufficient information to determine the country of origin of all of the 3TG contained in our products. The information provided by some suppliers was incomplete and unverifiable, and certain smelters identified by suppliers were not recognized by CFSI or were unknown to us so we were unable to determine the origin of minerals processed by such smelters.

However, based on the information provided by our suppliers, as well as information from CFSI and other third party sources, we believe the origin of 3TG processed by smelters known to us and contained in our products include the countries listed in Schedule B. As discussed above, the known smelters that we believe processed 3TG originating from the Covered Countries were all certified conflict-free by CFSI. In addition, we are not aware of any instance where 3TG sourced from the Covered Countries may have directly or indirectly financed or benefited armed groups.

Future Due Diligence Measures

We intend to take the following measures in 2016 to further mitigate the risk that conflict minerals in our products could directly or indirectly finance or benefit armed groups in the Covered Countries:

•	Continue to communicate with our suppliers regarding Trimble’s Conflict Mineral Policy and Supplier Requirements to ensure that suppliers appropriately scope out and survey their own supply chains;

•	Continue to motivate suppliers to provide accurate, valid and complete smelter information;

•	Encourage our suppliers to source from smelters that are certified as conflict-free or that are currently undergoing, or willing to undergo, an audit by CFSP or another third party;

•	Provide conflict minerals training to Trimble’s new suppliers and other suppliers that appear to need assistance;

•	Review our supplier risk mitigation process to assess remedial and corrective actions that we may take to address situations where suppliers are unresponsive, provide incomplete information or continue to source from unknown smelters; and

•	Continue monitoring our supply chain activities, keep current with changes or updates in relevant laws and guidance, and update our related policies and procedures as appropriate.

Schedule A

Compliant and Active Smelters

Metal	Standard Smelter Name	Country
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	Advanced Chemical Company	UNITED STATES
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	Asahi Pretec Corp.	JAPAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Republic Metals Corporation	UNITED STATES
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	T.C.A S.p.A	ITALY
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tony Goetz NV	BELGIUM
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi S.A.	SWITZERLAND
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Bangalore Refinery	INDIA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	E.S.R. Electronics	UNITED STATES
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY

Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	Alpha	UNITED STATES
Tin	An Thai Minerals Co., Ltd.	VIETNAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA

Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Minsur	PERU
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Schedule B

Countries of Origin List

Angola	Kazakhstan
Argentina	Kenya
Australia	Laos
Austria	Luxembourg
Belgium	Madagascar
Bolivia	Malaysia
Brazil	Mongolia
Burundi	Mozambique
Cambodia	Myanmar
Canada	Namibia
Central African Republic	Netherlands
Chile	Nigeria
China	Peru
Colombia	Portugal
Côte D’Ivoire	Republic of Congo
Czech Republic	Russia
Djibouti	Rwanda
Ecuador	Sierra Leone
Egypt	Singapore
Estonia	Slovakia
Ethiopia	South Africa
France	South Korea
Germany	South Sudan
Guyana	Spain
Hungary	Suriname
India	Switzerland
Indonesia	Taiwan
Ireland	Tanzania
Israel	Thailand
Japan	Uganda
United Kingdom
United States of America
Vietnam
Zambia
Zimbabwe